SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HIMAX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10th Floor, No. 605 Chungshan Road Hsinhua, Tainan County 712 Taiwan, Republic of China	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-132372 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Ordinary Shares, par value $0.0001 per share*

*	Not for trading, but only in connection with the American Depositary Shares. American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market.

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s Ordinary Shares, $0.0001 par value per share (the “Ordinary Shares”), in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-132372 ) (the “Registration Statement on Form F-1”) filed with the Securities and Exchange Commission on March 13, 2006, as amended, and the description under the heading “Description of Share Capital” relating to the Ordinary Shares in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Copy of Specimen Certificate for Ordinary Shares, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-1.

2.	Copy of Specimen American Depositary Receipt, incorporated by reference to Exhibit (a) of the Registration Statement on Form F-6 (Registration No. 333-132383) filed with the Securities and Exchange Commission on March 13, 2006, as amended.

3.	Amended and Restated Memorandum and Articles of Association, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form F-1.

4.	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders from time to time of American Depositary Receipts issued thereunder, incorporated by reference to Exhibit (a) of the Registration Statement on Form F-6 (Registration No. 333-132383) filed with the Securities and Exchange Commission on March 13, 2006, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Himax Technologies, Inc.

By:	/s/ Jordan Wu
Name:	Jordan Wu
Title:	President and Chief Executive Officer

Date: March 20, 2006

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